Exhibit 10.1

2011 STOCK OPTION PLAN

(as approved by shareholders on December 2, 2011 and Amended April 7, 2020)

TABLE OF CONTENTS

PAGE

ARTICLE 1  -  DEFINITIONS AND INTERPRETATION1

1.1Definitions1

1.2Corporate Option Holders3

1.3Choice of Law3

1.4Headings3

ARTICLE 2  -  PURPOSE AND PARTICIPATION3

2.1Purpose3

2.2Participation3

2.3Notification of Award3

2.4Copy of Plan4

2.5Limitation4

ARTICLE 3  -  TERMS AND CONDITIONS OF OPTIONS4

3.1Board to Allot Shares4

3.2Limits on Grants of Options4

3.3Term of Option4

3.4Termination of Option; Accelerated Vesting4

3.5Exercise Price7

3.6Assignment of Options7

3.7Vesting Provisions8

3.8Adjustments8

3.9Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement8

3.10Trading Blackouts8

ARTICLE 4  -  EXERCISE OF OPTION8

4.1Exercise of Option8

4.2Issue of Share Certificates9

4.3Condition of Issue9

4.4.Cashless Exercise of Option9

ARTICLE 5  -  ADMINISTRATION9

5.1Administration9

5.2Interpretation10

5.3Withholding10

ARTICLE 6  -  AMENDMENT AND TERMINATION11

6.1Board May Amend11

6.2Shareholder Approval12

6.3Termination12

6.4Agreement12

ARTICLE 7  -  APPROVALS REQUIRED FOR PLAN13

7.1Approvals Required for Plan13

APPENDIX  “A”  – Special Requirements for Options granted to U.S. Participants

SCHEDULE “A” – Stock Option Plan Option Certificate
SCHEDULE “B” – Stock Option Plan Exercise Notice

STOCK OPTION PLAN

ARTICLE 1  -  DEFINITIONS AND INTERPRETATION

1.1Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

(a)“Award Date” means the date specified in an Option Certificate as the date on which an Option is granted and as approved by the Compensation Committee;

(b)“Board” means the board of directors of the Corporation;

(c)“Change of Control” means and shall be deemed to have occurred if one of the following events takes place:

(i)the sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(ii)the Corporation amalgamates or enters into a plan of arrangement with another company at arm’s length to the Corporation and its affiliates, other than an amalgamation or plan of arrangement that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such amalgamation or plan of arrangement; or

(iii)any Person or combination of Persons acting jointly or in concert acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Corporation, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

(d)“Compensation Committee” means the committee authorized by the Board to determine the grant of Options pursuant to the Plan, subject to in all instances, ratification by the Board together with any restrictions established by the Board to the terms set out herein;

(e)“Consultant” means a person who provides management or consulting services to the Corporation or any related entity on an ongoing basis under contract, but who is not an Employee;

(f)“Corporation” means Rare Element Resources Ltd.;

(g)“Director” means any individual holding the office of director of the Corporation or any related entity;

(h)“Disability” means a mental or physical disability which permanently prevents an Option Holder who is a Director or an Employee from continuing as a Director or an Employee as the case may be;

(i)“Employee” means any individual regularly employed on a full-time or part-time basis by the Corporation or any related entity;

(j)“Exercise Notice” means the notice respecting the exercise of an Option in the form set out as Schedule “B” hereto, duly executed by the Option Holder;

(k)“Exercise Period” means the period during which a particular Option may be exercised and, in respect of each portion of such Option, is the period from and including the date of vesting thereof set forth in the Option Certificate to and including the Expiry Date;

(l)“Exercise Price” means the price at which an Option may be exercised as determined in accordance with paragraph 3.5;

(m)“Expiry Date” means the date determined in accordance with paragraph 3.3 and after which a particular Option cannot be exercised;

(n)“Insider” has the meaning ascribed to such term in the TSX Company Manual;

(o)“Mandatory Retirement” means the retirement of an Option Holder who is an Employee as a result of reaching the mandatory retirement age in the jurisdiction in which the Option Holder is employed;

(p)“Option” means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

(q)“Option Certificate” means the certificate, substantially in the form set out as Schedule “A” hereto, evidencing an Option;

(r)“Option Holder” means a Director, Employee or Consultant or former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

(s)“Plan” means this Rare Element Resources Ltd. stock option plan;

(t)“Personal Representative” means:

(i)in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

(u)“related entity” means a related entity, as such term is defined in National Instrument 45-106, of the Corporation;

(v)“Share” or “Shares” means, as the case may be, one or more common shares without par value in the capital of the Corporation; and

(w)“TSX” means the Toronto Stock Exchange.

1.2Corporate Option Holders

Where an Option Holder is a corporation, the Option Holder will be deemed to have died or to have become subject to a Disability if an individual employed by the Option Holder who is principally responsible for providing services to the Corporation on behalf of the Option Holder dies or becomes subject to a physical or mental disability which permanently prevents the individual from providing the services normally provided by the Option Holder, if, in the opinion of the Corporation, acting reasonably, by reason of the death or disability of the individual, the Option Holder is no longer able to provide the services for which the Corporation has contracted.

1.3Choice of Law

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of British Columbia.

1.4Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE 2  -  PURPOSE AND PARTICIPATION

2.1Purpose

The purpose of the Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Compensation Committee from time to time for their contributions toward the long term goals of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments.

2.2Participation

The Compensation Committee shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Compensation Committee elects to award an Option to a Director, Employee or Consultant, the Compensation Committee shall on the date of such election, in its sole discretion, but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option.

2.3Notification of Award

Following the approval by the Compensation Committee of the awarding of an Option, the Corporate Secretary shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided by the Corporate Secretary with a copy of the Plan.  A copy of any amendment to the Plan shall be promptly provided by the Corporate Secretary to each Option Holder.

2.5Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed by or provide services to the Corporation.

ARTICLE 3  -  TERMS AND CONDITIONS OF OPTIONS

3.1Board to Allot Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the award of such Options.

3.2Limits on Grants of Options

The maximum number of Shares issuable under the Plan, together with the number of Shares issuable under outstanding options granted otherwise than under the Plan, shall not in the aggregate exceed 10% of the issued and outstanding Shares (calculated as at the Award Date of such Options).  If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which Option expired or terminated shall again be available for the purposes of the Plan.

In addition, the Corporation shall not grant Options:

(a) to any one person where such grant would result in such person holding Options to acquire Shares in excess of 5% of the issued and outstanding Shares as at the Award Date; or

(b)to Insiders of the Corporation, within any one year period, or at any time, whereby under the arrangement, or when combined with all of the Corporation’s other security based compensation arrangements, such grant may exceed 10% of the Corporation’s total issued and outstanding Shares, respectively.

3.3Term of Option

Subject to paragraphs 3.4 and 3.10, the term of the Option shall be determined by the discretion of the Compensation Committee and shall not exceed the tenth anniversary of the Award Date of such Option.

3.4Termination of Option; Accelerated Vesting

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Compensation Committee may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Littleton, Colorado, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Compensation Committee at the time the Option is awarded and the date established, if applicable, in sub-paragraphs (a) to (f) below:

(a)Death or Disability

In the event that the Option Holder should die or have a Disability while he or she is still a Director or Employee or be deemed to have died or have a Disability while it is a Consultant, the Expiry Date shall be one year from the date of death or Disability of the Option Holder. Any Options which are unvested as of the date of death or Disability will not vest.  Notwithstanding the foregoing, the Compensation Committee may, in its discretion, determine that any unvested Options of the Option Holder will immediately vest and become immediately exercisable.

(b)Ceasing to hold Office

In the event that the Option Holder is a Director and such Option Holder ceases to be a Director other than by reason of death or Disability, notwithstanding the vesting provisions in the Option Certificate, all unvested Options of the Option Holder will immediately vest and become immediately exercisable and the Expiry Date of the Option shall be the 90th day following the date the Option Holder ceases to be a Director, unless the Option Holder ceases to be a Director but continues to be engaged as an Employee or Consultant, in which case the Options will not so vest and the Expiry Date shall remain unchanged, or unless the Option Holder ceases to be a Director as a result of:

(i)ceasing to meet the qualifications set forth in subsection 124(2) of the Business Corporations Act (British Columbia), as amended, or such other qualifications required by the corporate laws in any other jurisdiction under which the Corporation is continued or amalgamated; or

(ii)a special resolution having been passed by the shareholders of the Corporation pursuant to subsection 128(3) of the Business Corporations Act (British Columbia), as amended, or an equivalent enactment pursuant to the corporate laws in any other jurisdiction under which the Corporation is continued or amalgamated; or

(iii)by order of the British Columbia Securities Commission, the Ontario Securities Commission, the TSX or any other regulatory body having jurisdiction to so order, or

(iv)his or her resignation, if he or she has been a Director for less than six months,

in which case the Expiry Date shall be the date the Option Holder ceases to be a Director and any Options which are unvested as of that date will not vest.

(c)Ceasing to be Employed

In the event that the Option Holder is an Employee and such Option Holder ceases to be an Employee other than by reason of death, Disability, Mandatory Retirement or a Change of Control, the Expiry Date of the Option shall be the 90th day following the date the Option Holder ceases to be an Employee, unless the Option Holder ceases to be an Employee but continues to be engaged as a Director or Consultant, in which case the Expiry Date shall remain unchanged, or unless the Option Holder ceases to be an Employee as a result of:

(i)termination for cause; or

(ii)by order of the British Columbia Securities Commission, the Ontario Securities Commission, the TSX or any other regulatory body having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to be an Employee. Any Options which are unvested as of the date the Option Holder ceases to be an Employee will not vest unless the Option Holder continues to be engaged as a Director or Consultant, in which case vesting of the Options shall be unchanged. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, determine that any unvested Options of the Option Holder will immediately vest and become immediately exercisable.

(d)Ceasing to be a Consultant

In the event that an Option Holder is a Consultant and such Option Holder ceases to be a Consultant by reason of the completion or termination of the contract under which the Consultant provides services to the Corporation, the Expiry Date of the Option shall be the 90th day following the date the Option Holder ceases to be a Consultant unless the Option Holder ceases to be a Consultant but continues to be engaged as a Director or Employee, in which case the Expiry Date shall be the 90th day following the date the Option Holder ceases to be a Director or Employee. Any Options which are unvested as of the date the Option Holder ceases to be a Consultant will not vest unless the Option Holder continues to be engaged as a Director or Employee, in which case vesting of the Options shall be unchanged. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, determine that any unvested Options of the Option Holder will immediately vest and become immediately exercisable.

In the event that an Option Holder is a Consultant and, upon completion of the contract under which the Consultant provided services to the Corporation such Consultant is subsequently hired by the Corporation and becomes an Employee within 90 days following the date the Option Holder ceases to be a Consultant of the Corporation, the Options previously granted to the Consultant will flow through to the Employee on the same terms and conditions of the original grant of Options.

(e)Change of Control

(i)In the event that the Option Holder holds his or her Option as an Employee or Consultant (other than an Option Holder who is a Director or an officer of the Corporation) and such Option Holder ceases to be an Employee or a Consultant as a result of a Change of Control at any time before six months have expired from the effective date of the Change of Control then, notwithstanding the vesting provisions of the Option Certificate of the Option Holder, all unvested Options of the Option Holder will immediately vest and become immediately exercisable and the Expiry Date shall be the earlier of the pre-existing Expiry Date and the date 90 days following the date on which the Employee or Consultant ceased to be such.

(ii)In the event that the Option Holder is a Director or an officer of the Corporation and such Option Holder ceases to be an Employee, Director or Consultant as a result of a Change of Control at any time before six months have expired from the effective date of the Change of Control then, notwithstanding the vesting provisions of the Option Certificate of the Option Holder, all unvested Options of the Option Holder will immediately vest and become immediately exercisable and the Expiry Date shall be the earlier of the pre-existing Expiry Date and the date two years following the date on which the Employee, Director or Consultant ceased to be such.

(iii)In the event that the Corporation enters into an agreement with another entity which may result in a Change of Control, or a “takeover bid” within the meaning of the Securities Act (British Columbia) is made for the Corporation by another entity which may result in a Change of Control, all unvested Options of the Option Holders will immediately vest and become immediately exercisable as of the date of the agreement or takeover bid.

(f)Mandatory Retirement - Employee

In the event that an Option Holder is an Employee and such Option Holder ceases to be an Employee by reason of Mandatory Retirement, notwithstanding the provisions of the Option Certificate, all unvested Options of the Option Holder will immediately vest and become immediately exercisable and the Expiry Date will be one year from the date of retirement.

3.5Exercise Price

The Exercise Price shall be that price per share, as determined by the Compensation Committee in its sole discretion and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, and shall not be less than the closing price of the Shares on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the last trading day immediately preceding the Award Date, provided, however, that the Compensation Committee may designate an Exercise Price below the closing price of the Shares on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the last trading day immediately preceding the Award Date if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or an affiliate of the Corporation.

3.6Assignment of Options

Options are non-assignable and non-transferable.  Notwithstanding the forgoing, an Option Holder may transfer an Option (or any part thereof) to a corporation which is 100% owned by the Option

Holder, provided that the transfer is permitted by and is effected in accordance with the applicable securities laws and the then applicable policies of the TSX.

3.7Vesting Provisions

The Compensation Committee retains the discretion to impose vesting periods on any Stock Options granted to directors, senior officers, Employees or consultants.

3.8Adjustments

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the “Event”), an Option, to the extent that it has not been exercised, shall be adjusted by the Compensation Committee in accordance with such Event in the manner the Compensation Committee deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.

3.9Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If an Option Holder retires, resigns or is terminated from employment or engagement with the Corporation or any related entity, the loss or limitation, if any, pursuant to the Option Certificate with respect to the right to purchase Shares which were not vested at the time or which, if vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Option Holder.

3.10Trading Blackouts

In the event the Expiry Date of an Option falls within a trading blackout period imposed by the Corporation, such Option will continue to be exercisable until the tenth business day following the expiry of such trading blackout period.

ARTICLE 4  -  EXERCISE OF OPTION

4.1Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. An Option Holder or the Personal Representative of the Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Littleton, Colorado on the Expiry Date by delivering to the Corporate Secretary an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option, subject to Section 4.4 or

Section 5.3, if applicable, and the amount necessary to satisfy the Corporation’s withholding obligations pursuant to Section 5.3, if applicable.

4.2Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Corporate Secretary shall cause to be delivered to the Option Holder a certificate for the Shares so purchased or, if a physical certificate is not issued due to the Corporation’s participation in a direct registration system, an ownership confirmation statement, subject to Section 4.4. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Corporate Secretary shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate or ownership confirmation statement, as applicable, for the balance of Shares available under the Option.

4.3Condition of Issue

The Options and the issue of Shares by the Corporation pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the granting of such Options and the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation any information, reports and/or undertakings required to comply with and to fully cooperate with the Corporation in complying with such laws, rules and regulations.

4.4.Cashless Exercise of Option

Notwithstanding any other provision of the Plan, an Option Holder who is an Employee, Director or Consultant of the Corporation may, in lieu of exercising an Option as provided in paragraph 4.1, elect to exercise such Option by providing an Exercise Notice to the Corporation specifying that the Option Holder is subscribing for the number of Shares to which the Option Holder is entitled on exercise of the Option without payment of the Exercise Price therefor.  The number of Shares to be issued to the Option Holder upon such an election is the number obtained by dividing: (a) the difference between the closing price of the Shares as of the date of receipt by the Corporation of such notice and the Exercise Price of the Shares, multiplied by the number of Shares in respect of which the Option would otherwise be exercised upon payment of the aggregate Exercise Price, by (b) the closing price of the Shares as of the date of receipt by the Corporation of such notice.  Upon any such election, the Corporation may, at the discretion of the Board, instead of issuing to the Option Holder the number of Shares calculated in accordance with the preceding sentence, pay to the Option Holder by cheque the amount of money calculated in accordance with clause (a) of such sentence.

ARTICLE 5  -  ADMINISTRATION

5.1Administration

The Plan shall be administered by the Corporate Secretary  on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Corporate Secretary or any Director, officer or Employee of the Corporation such administrative duties and powers as it may see fit.

5.2Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

5.3Withholding

The Corporation may withhold from any amount payable to an Option Holder, either under this Plan or otherwise, such amount as may be necessary to enable the Corporation to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable domestic or foreign tax authority, relating to the withholding of tax or any other required deductions with respect to the issuance or exercise of Options under the Plan (“Withholding Obligations”). The Corporation shall also have the right in its sole discretion to satisfy any liability for any Withholding Obligations by selling, or causing a broker to sell, on behalf of any Option Holder who is an Employee of the Corporation such number of Shares issued to the Option Holder sufficient to fund the Withholding Obligations (after deducting commissions payable to the broker), or retaining any amount payable which would otherwise be delivered, provided or paid to the Option Holder hereunder.

The Corporation may require an Option Holder, as a condition to exercise of an Option, to make such arrangements as the Corporation may require so that the Corporation can satisfy applicable Withholding Obligations with respect to such exercise, including, without limitation, requiring the Option Holder to: (i) remit the amount of any such Withholding Obligations to the Corporation in advance; or (ii) reimburse the Corporation for any such Withholding Obligations, or in the case of an Option Holder who is an Employee; (iii) authorize the Corporation to sell, on behalf of the Option Holder, such number of Shares upon exercise of such Options as is required to satisfy the Withholding Obligations and to retain such portion of the net proceeds (after payment of applicable commissions and expenses) from such sale as the amount required to satisfy any such Withholding Obligations; or (iv) cause a broker who sells Shares acquired by the Option Holder under the Plan on behalf of the Option Holder to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Corporation.  The Corporation undertakes to remit any such amount to the applicable taxation or regulatory authority on account of such Withholding Obligations.

Any Shares of an Option Holder that are sold by the Corporation, or by a broker engaged by the Corporation (the “Broker”), to fund Withholding Obligations will be sold as soon as practicable in transactions effected on the TSX or such other stock exchange  where the majority of the trading volume and value of the Shares occurs. In effecting the sale of any such Shares, the Corporation or the Broker will exercise its sole judgement as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price.  Neither the Corporation nor the Broker will be liable for any loss arising out of any sale of such Shares including any loss relating to the manner or timing of such sales, the prices at which the Shares are sold or otherwise.  In addition, neither the Corporation nor the Broker will be liable for any loss arising from a delay in transferring any

Shares to an Option Holder.  The sale price of Shares sold on behalf of Option Holders will fluctuate with the market price of the Corporation’s Shares and no assurance can be given that any particular price will be received upon any such sale.

ARTICLE 6  -  AMENDMENT AND TERMINATION

6.1Board May Amend

The Board shall have the power to, without shareholder approval, at any time and from time to time, either prospectively or respectively, amend, suspend or terminate the Plan or any Option granted under the Plan, including, without limiting the generality of the foregoing,

(a)to alter, extend or accelerate the terms and conditions of vesting of any Options;

(b)to amend or modify the mechanics of exercise of Options as set forth in Section 4;

(c)to effect amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the TSX);

(d)to effect amendments respecting the administration of the Plan; and

(e)to effect amendments necessary to suspend or terminate the Plan;

provided always that any such amendment shall not, without the consent of the Option Holder, alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment in a manner materially prejudicial to such Option Holder.

Additionally, in the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation or any other similar corporate transaction or event involving the Corporation (or the Corporation shall enter into a written agreement to undergo such a transaction or event), the Compensation Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

(i)either (A) termination of any Option, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Option or realization of the Option Holder’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 6(i)(A), the Compensation Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Option or realization of the Option Holder’s rights, then such Option may be terminated by the Corporation without any payment) or (B) the replacement of such Option with other equivalent rights or property selected by the Compensation Committee or the Board, in its sole discretion;

(ii)that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

(iii)that such Option shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Option cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

6.2Shareholder Approval

Notwithstanding, the powers of the Board described in Section 6.1, shareholder approval (or disinterested shareholder approval, if required by the policies of the TSX) will be required for the following types of amendments:

(a)any increase in the number of Shares issuable under the Plan, except such increases by operation of Section 3.8 or the first paragraph of Section 3.2;

(b)any reduction in the Exercise Price of an Option or the cancellation and reissue of an Option within three months of the date of such cancellation, excluding any Options granted on a value of value exchange basis, subject to TSX approval, provided however that any such Options are not granted to any Insiders of the Corporation;

(c)any amendment which extends the term of an Option beyond its original Expiry Date except in accordance with Section 3.10;

(d)any amendment which would permit an Option to be transferable or assignable other than for normal estate settlement purposes or in accordance with Section 3.6;

(e)any amendment to Section 3.2, Section 6.1 or Section 6.2 of the Plan; and

(f)any amendment required to be approved by shareholders under applicable law (including without limitation, pursuant to the rules, regulations and policies of the TSX).

6.3Termination

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Corporation, such Options, Option Holders, Directors and Employees and Shares shall continue to be governed by the provisions of the Plan.

6.4Agreement

The Corporation and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.  By accepting an Option granted hereunder, the Option Holder expressly agrees with the Corporation to be bound by the terms and conditions of the Plan.

ARTICLE 7  -  APPROVALS REQUIRED FOR PLAN

7.1Approvals Required for Plan

Prior to its implementation by the Corporation, the Plan is subject to approvals by the shareholders of the Corporation at an annual and special meeting and the TSX.

APPENDIX “A”

SPECIAL REQUIREMENTS FOR OPTIONS
GRANTED TO U.S. PARTICIPANTS

For purposes of this Appendix A, a U.S. Participant shall mean a Participant who is a U.S. citizen or a U.S. resident for U.S. federal tax purposes, in each case as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”).  In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the following limitations and requirements will apply to any Option granted to a U.S. Participant:

(a)The Board may use its reasonable efforts to ensure that any adjustment with respect to the exercise price for and number of Shares subject to an Option (including, but not limited to, the adjustments contemplated under Section 3.8) granted to a U.S. Participant pursuant to this Plan will be made so as to comply with, and not create any adverse consequences under, sections 424 and 409A of the Code;

(b)with respect to any extension of an Expiry Date in accordance with Section 3.10 of the Plan, the term "black-out" shall mean a period of time during which, pursuant to the policies of the Corporation that are reasonably designed to ensure compliance with applicable securities laws or rules of exchanges, trading in Shares or Options is prohibited or restricted;

(c)Options granted to U.S. Participants that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code (“Incentive Stock Options”) shall, notwithstanding any other provision of this Plan to the contrary), be subject to the following limitations and requirements:

(i)Notwithstanding Section 3.2, the maximum number of Shares issuable under Incentive Stock Options granted under the Plan shall not in the aggregate exceed 5,000,000 Shares;

(ii)An Incentive Stock Option may be granted only to employees (including a Director or officer who is also an employee) of the Corporation (or of any parent or subsidiary of the Corporation).  For purposes of this Appendix, the term "employee" shall mean a person who is an employee for purposes of the Code and the terms "parent" and "subsidiary" shall have the meanings set forth in sections 424(e) and 424(f) of the Code;

(iii)The aggregate fair market value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under this Plan and all other plans of the Corporation and of any parent or subsidiary of the Corporation) may not exceed US$100,000 or any limitation subsequently set forth in section 422(d) of the Code;

(iv)As provided in Section 3.5, the exercise price of an Incentive Stock Options shall not be less than the closing price of the Shares on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the last trading day immediately preceding the Award Date; provided, however, that in the case of the grant of an Incentive Stock Option to a U.S.

Participant who, at the time such Incentive Stock Option is granted, is a “10% shareholder” within the meaning of section 422(b)(6), the exercise price payable per Share upon exercise of such Incentive Stock Option will be not less than 110% of the closing price of the Shares on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the last trading day immediately preceding the Award Date;

(v)Notwithstanding Sections 3.4 and 3.10, an Incentive Stock Option will terminate and no longer be exercisable no later than ten years after the date of grant of such Incentive Stock Option; provided, however, that in the case of a grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% shareholder, such Incentive Stock Option will terminate and no longer be exercisable no later than five years after the date of grant of such Incentive Stock Option;

(vi)Notwithstanding Section 3.4, if a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Corporation (or by any parent or subsidiary of the Corporation) for any reason, whether voluntary or involuntary, other than death, permanent disability or cause, such Incentive Stock Option shall be exercisable by the U.S. Participant (to the extent such Incentive Stock Option was vested on the date of cessation of employment) at any time prior to the earlier of (i) the date that is three months after the date of cessation of employment or (ii) the expiration of the term of such Incentive Stock Option. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Corporation (or by any parent or subsidiary of the Corporation) because of the death or permanent disability of such U.S. Participant, such U.S. Participant, such U.S. Participant's personal representatives or administrators, or any person or persons to whom such Incentive Stock Option is transferred by will or the applicable laws of descent and distribution, may exercise such Incentive Stock Option (to the extent such Incentive Stock Option was vested on the date of death or permanent disability, as the case may be) at any time prior to the earlier of (i) the date that is one year after the date of death or permanent disability, as the case may be, or (ii) the expiration of the term of such Incentive Stock Option.  For purposes of this Appendix, the term "permanent disability" has the meaning assigned to that term in section 422(e)(3) of the Code;

(vii)Notwithstanding Section 3.6, an Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant's lifetime only by such U.S. Participant, and an Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned or pledged by such U.S. Participant, except by will or by the laws of descent and distribution;

(viii)An Incentive Stock Option shall cease to be an Incentive Stock Option to the extent that the Participant exercises the Option using the cashless (or “net”) exercise feature described in Section 4.4 and Schedule B; and

(ix)No Incentive Stock Option will be granted more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Corporation.

SCHEDULE “A”

RARE ELEMENT RESOURCES LTD.

(the “Corporation”)

STOCK OPTION PLAN

OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the Corporation’s Stock Option Plan (the “Stock Option Plan”) and evidences that ◆ is the holder of a non-transferable option (the “Option”), to purchase up to ◆ common shares (the “Shares”) in the capital of the Corporation at a purchase price of $◆ per Share as set out below (the “Exercise Price”).

Subject to the provisions of the Stock Option Plan and, if applicable, the holder’s employment or consulting contract, as it may be amended, this Option is awarded as of ◆ (the “Award Date”) and shall expire on ◆ (the “Expiry Date”).

This Option will become vested and exercisable as follows:

To exercise this Option, the Exercise Notice in the form annexed hereto, shall be delivered to the Corporate Secretary of the Stock Option Plan through to and including 5:00 p.m. local time in Littleton, Colorado on the Expiry Date, together with the Certificate and a certified cheque or bank draft payable to Rare Element Resources Ltd. in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised together with the amount of any applicable Withholding Obligations under the Stock Option Plan; provided however that in the case of a “cashless exercise” of Options pursuant to section 4.4 of the Stock Option Plan, no payment will be required to be made to the Corporation whatsoever, and further provided that, if pursuant to section 5.3 of the Stock Option Plan, an Option holder (the “Option Holder”) instructs the Corporation to sell Shares issued upon exercise of an Option to satisfy any Withholding Obligations of the Option Holder, no further payment will be required to be made by the Option Holder in respect of such Withholding Obligations.

This Certificate is issued for convenience only and is not assignable, transferable or negotiable.  This Certificate is subject to the detailed terms and conditions contained in the Stock Option Plan and the employment or consulting contract, as it may be amended, in the case of any dispute with regard to any matter in respect hereof, the provisions of the Stock Option Plan, the employment or consulting contract, as it may be amended, and the records of the Corporation shall prevail.

DATED this ◆ day of ◆, ◆.

RARE ELEMENT RESOURCES LTD.

Per:

_________________________________

SCHEDULE “B”

RARE ELEMENT RESOURCES LTD.

(the “Corporation”)

STOCK OPTION PLAN

EXERCISE NOTICE

TO:The Corporate Secretary of the Corporation

Rare Element Resources Ltd.

PO Box 271049

Littleton, Colorado, 80127

1.EXERCISE OF OPTION : CHOOSE (A) OR (B) Below

A.Exercise of Option

The undersigned hereby irrevocably gives notice, pursuant to the Corporation’s Stock Option Plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(i)all of the shares which are the subject of the Option Certificate attached hereto (the “Shares”); or

(ii)                            of the Shares.

Calculation of total Purchase Price:

Number of Shares to be acquired on exercise: ____________

Multiplied by the Exercise Price per Share:$____________

Equals total Purchase Price:$____________

OR

B.Exercise of Cashless Option

The undersigned hereby irrevocably gives notice, pursuant to section 4.4 of the Corporation’s Plan, of the exercise of the Option to acquire and hereby subscribe for the Shares, on a “cashless basis.” Pursuant to this notice, the Option Holder hereby subscribes for the number of Shares to which the Option Holder is entitled on exercise of the Option without payment of the Exercise Price.

2.WITHHOLDING OBLIGATIONS

The undersigned acknowledges that the Corporation may have tax remittance and Withholding Obligations pursuant to the Income Tax Act (Canada) or the Internal Revenue Service (United States).  Accordingly, in accordance with Section 5.3 of the Plan, the undersigned [check applicable item]:

_____

has enclosed a cheque(s) for the Purchase Price and all applicable withholdings, in which case, the undersigned has [tick one or both boxes, as applicable]:

[ ] sold __________ number of Shares at $             price=$___________

Less Purchase Price of Shares and commissions=$___________

Times % tax rate= ____________ %

Withholding Obligation $____________

[ ]              Shares have not been sold; therefore the Withholding Obligation is calculated as follows:

Market Value of Shares=$___________

Less Purchase Price of Shares=$___________

Times % tax rate= ___________ %

Withholding Obligation=$____________

_____

in the case of an Option Holder who is an Employee of the Corporation, authorizes the Corporation to sell, on behalf of the Employee, such number of Shares as is required to satisfy any such Withholding Obligations and to remit the proceeds from the sale of such Shares on account of such Withholding Obligations.

_____

in the case of an Option Holder who is an Employee of the Corporation, undertakes to cause the broker who sells Shares acquired by the Option Holder to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Corporation.

The undersigned’s estimated taxable income for the current tax year is ______________________.

3.RESIDENCY

The undersigned certifies that he or she is a resident of ________________ [insert country].

4.DELIVERY OF SHARES

The Corporation is directed to deliver the share certificate evidencing the number of Shares, or in the case of an Option Holder who is an Employee of the Corporation and has pursuant to section 4.4 of the Plan elected to exercise the Option to acquire and subscribe for the Shares on a “cashless basis”, at the sole discretion of the Corporation, a cheque evidencing the payment applicable to such Option Holder, to be issued to the undersigned pursuant to this Exercise Notice to the following address:

________________________________________

________________________________________

________________________________________

All capitalized terms, unless otherwise defined in this Exercise Notice, will have the meaning provided in the Plan.

DATED the                       day of                                                   ,                    .

______________________________________________________________________________

WitnessSignature of Option Holder

________________________________________            ______________________________________

Name of Witness [Please Print]Name of Option Holder [Please Print]

________________________________________

Social Insurance or Social Security Number of Option Holder [For Tax Remittance Purposes]